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                                                                   Exhibit 10.28


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 5th day of May, 1998 is entered into by BayCorp Holdings, Ltd., a Delaware corporation with its principal place of business at 100 Main Street, Suite 201, Dover, New Hampshire 03820 (the "Company"), and John A. Tillinghast, residing at 77 Exeter Road, North Hampton, New Hampshire 03862 (the "Employee").

                                    RECITALS

         A. Great Bay Power Corporation, the Company's subsidiary, has previously employed the Employee pursuant to an Employment Agreement dated October 8, 1996 (the "Prior Agreement").

         B. In lieu of the Prior Agreement, the Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         I. TERM OF EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the date hereof (the "Commencement Date") and ending on May 4, 1999 (such period, as it may be extended, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4. The term of this Employment Agreement shall automatically "roll over" for an additional period of one year commencing on May 5, 1999 unless either party wishes to terminate this


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Agreement and then, in that event, either party, at its sole discretion, shall give notice to the other party no later than February 4, 1999 that this Agreement shall terminate on May 4, 1999.

         2. TITLE; CAPACITY. The Employee shall serve as Chairman of the Board of Directors of the Company (the "Board") and Chief Engineer. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the full Board and the Company's President and Chief Executive Officer (the "CEO"). The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such positions. The Employee agrees to devote his time. attention and energies to the business and interests of the Company during the Employment Period, subject to the following provisions. The Employee will perform such duties commensurate with his positions and titles and shall perform said duties as may be assigned to him by the Board or the CEO for approximately 400 hours per year. The Company may require that such hours be divided in such a way that the Employee performs at least 80 hours of services during each three-month period during the Employment Period. Subject to the foregoing, the Employee will use his best judgment and his knowledge of the Company's needs in determining the specific days upon which the agreed upon hours will be performed. The Employee may be required to work in excess of 400 hours per year only upon mutual consent. The Company acknowledges and agrees that the Employee shall be permitted to serve as a director of other corporations and businesses to the extent that such service (i) does not conflict or interfere in any way with the Employee's obligations and duties under this Agreement, and (ii) is not for or on behalf of any person or entity engaged in a business which is directly competitive with the business of the Company.



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         3.       COMPENSATION.

                  3.1 COMPENSATION. The Company shall pay the Employee, in monthly installments, compensation of $250 per hour for the Employment Period. The Employee shall also receive the Company's standard compensation for serving as a director.

                  3.2 BENEFITS. The Employee shall be entitled (subject to eligibility) to any employee benefits that the Board has adopted or that may be adopted during the Employment Period for the benefit of employees of the Company generally. The Employee shall not be entitled to the benefit of any provisions of the Company vacation policy.

                  3.3 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request; provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.

                  3.4 DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. During the Employment Period, the Company shall maintain in force and effect, a directors' and officers' liability insurance policy in form and substance reasonably satisfactory to the Employee and the Employee's personal legal counsel.

         4. EMPLOYMENT TERMINATION. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

                  4.1 Expiration of the Employment Period in accordance with Section 1;

                  4.2 At the election of the Company, for cause, immediately upon written


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notice by the Company to the Employee. For the purposes of this Section 4.2, cause for termination shall be deemed to exist upon (a) a good faith finding by the Board of failure of the Employee to perform his assigned duties of the Company, dishonesty, gross negligence or misconduct, or (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony;

                  4.3 Thirty (30) days after the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, PROVIDED THAT if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

         5.       EFFECT OF TERMINATION; SURVIVAL.

                  5.1 EFFECT OF TERMINATION. In the event the Employee's employment is terminated pursuant to Section 4 above, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under
Section 3 through the last day of his actual employment by the Company, except that the option previously granted to the Employee shall be payable as set forth in the Incentive Stock Option Agreement dated April 24, 1995.

                  5.2 SURVIVAL. The provisions of Sections 6 and 7 shall survive the termination of this Agreement.

         6.       RESTRICTIONS.

                  (a)      During the Employment Period and for a period of one
(1) year after the


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termination or expiration thereof, the Employee will not directly or indirectly:

                           (i)      recruit, solicit or induce, or attempt to
induce, an employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

                          (ii) solicit, divert or take away, or attempt to
divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company, or engage in a business directly competitive with the Company's business, whether as a partner, employee, consultant, or otherwise.

                  (b) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                  (c) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

         7.       PROPRIETARY INFORMATION AND DEVELOPMENTS.

                  7.1      PROPRIETARY INFORMATION.

                           (a)      Employee agrees that all information and
know-how, whether or





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not in writing, of a private, secret or confidential nature concerning the
Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include projects, developments, plans, research data, financial data, personnel data, computer programs, and customer and supplier lists. Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

                           (b)      Employee agrees that all files, letters,
memoranda, reports, records, data, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company.

                           (c)      Employee agrees that his obligation not to
disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.

                  7.2 OTHER AGREEMENT. The Prior Agreement is hereby terminated from and after the date hereof. Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any


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trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data required by him in confidence or in trust prior to his employment with the Company.

         8. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

         9. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         11. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

         12. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of New Hampshire.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation


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with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.




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         14.      MISCELLANEOUS.

                  14.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                  14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

                  14.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.




                                        BAYCORP HOLDINGS, LTD.


                                        By: /s/ Frank W. Getman Jr.
                                            -----------------------------------
                                            Name: Frank W. Getman Jr.
                                            Title: President & CEO




                                        EMPLOYEE


                                            /s/ John A. Tillinghast
                                            -----------------------------------
                                            John A. Tillinghast



ACCEPTED AND AGREED TO
  WITH RESPECT TO SECTION 7.2


GREAT BAY POWER CORPORATION


By: /s/ Frank W. Getman Jr.
    -----------------------------------
    Name: Frank W. Getman Jr.
    Title: President